Exhibit 99.1

Frontier Announces Fiber Securitization Offering

NORWALK, Conn. - Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) today announced that a limited-purpose, bankruptcy remote, indirect subsidiary of the Company intends to offer approximately $1.05 billion aggregate principal amount of secured fiber network revenue term notes (the “Notes”), with the potential to upsize, subject to market conditions and other factors. The Notes will be secured by certain of Frontier’s fiber assets and associated customer contracts in the Dallas metropolitan area and constitute the first offering of green bonds by a Frontier subsidiary.

Frontier intends to use the net proceeds of the offering to, among other things, defease certain existing indebtedness and for general corporate purposes, including potential investments or expenditures, such as capital expenditures and research and development, in line with Frontier’s fiber expansion and copper migration strategies.

The Notes are being offered and sold in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or certain accredited investors within the meaning of Regulation D under the Securities Act, and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act.  In addition, the Notes may be sold in separately negotiated, privately placed transactions exempt from registration in accordance with Section 4(a)(2) of the Securities Act. The offer and sale of the Notes have not and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy, or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Frontier

Frontier is leading the “un-cable” revolution. Driven by our purpose, Building Gigabit America™, we are relentless in our pursuit of always delivering a better customer experience. Providing digital infrastructure that empowers people to create the future, we’re connecting millions of consumers and businesses in 25 states with reliable fiber internet and multi-gigabit speeds.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the expected terms, timing and size of the offering, the expected collateral of the Notes, the use of proceeds of the offering and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “intends to” or “will be.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including, but not limited to, uncertainties related to market conditions, changes to the terms and timing of the offering, our ability to satisfy the closing conditions related to the offering and other factors set forth in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in our filings with the SEC, including our most recent Annual Report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Investor Contact
Spencer Kurn
SVP, Investor Relations
+1 401 225 0475
spencer.kurn@ftr.com
Source: Frontier Communications Parent, Inc.